[EXHIBIT 99.1.3]

 [Letterhead of Pfizer Inc.]

 May 14, 1998


 Izumi Hara, Esq.
 Vice President and Associate General Counsel,
      Corporate Affairs
 Warner Lambert Co.
 201 Tabor Road
 Morris Plains, NJ  07950

 Re:  Treating to New Targets Study, protocol 981-117/258-102

 Dear Ms. Hara:

 It is my understanding that Pfizer and Warner-Lambert have agreed to include the Pfizer logo in connection with the above-referenced clinical trial, which is being conducted, in part, in France. Section 2.05(c) of the Collaboration Agreement between Warner Lambert Co. and Pfizer Inc. dated June 28, 1996 states as follows:

      PFIZER grants WARNER-LAMBERT the right to use the PFIZER logo on labeling, package inserts and packaging materials for Products, all Promotional Materials (as hereinafter defined), Samples (as hereinafter defined) and any other materials used in connection with the performance of this Agreement . . . .

 It is Pfizer's view that this Section 2.05(c) extends to Warner-Lambert the right to use the Pfizer logo on all materials associated with the Treating to New Targets ("TNT") Study, wherever those materials are used.
 Consequently, we believe that Section 2.05(c) enables Warner-Lambert to include the Pfizer logo on TNT Study materials to be used in France.

 Please let me know if you require anything further.

 Very truly yours,


 /s/ Beth F. Levine
 ----------------------------
 Beth F. Levine